UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2006

NEW WORLD BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-91432	02-0401674
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 West Fifth Avenue, Eugene, Oregon 97401

(Address of Principal Executive Office) (Zip Code)

(541) 683-2892

(Registrant’s telephone number, including area code)

2019 SW 20th Street, Suite 109, Ft. Lauderdale, FL 33315

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of an Acquisition or Disposition of Assets.

On September 15, 2006, New World Brands, Inc., a Delaware corporation (the “Company”), consummated the previously announced acquisition of all of the assets of Qualmax, Inc., a Delaware corporation (“Qualmax”) (the “Purchase Transaction”). In consideration for the acquisition of the Qualmax assets, the Company assumed the Qualmax liabilities and issued to Qualmax 100 shares of Series A Convertible Preferred Stock, par value $.01 per share (the “Preferred Stock”).

In addition, on September 15, 2006, the Company consummated the previously announced sale of the stock of its wholly owned subsidiary International Importers, Inc., a Florida corporation and the entity through which the Company previously conducted all of its operations (“III”) (the “Sale Transaction”). The shares were sold to International Spirits, LLC, a Nevada limited liability company controlled by Selvin Passen, M.D. (“International Spirits”). Dr. Passen was Chairman of the Board and a principal stockholder of the Company prior to the consummation of the Purchase Transaction.

The Company received $500,000 in cash in consideration for the shares of III. The purchase price for the shares of III was negotiated among the principals of International Spirits and the Company. No specific formula or principle was followed in determining the amount of such consideration, although the parties generally considered III’s historical net losses and III’s net book value.

The foregoing summaries of the Purchase Transaction and Sale Transaction are qualified in their entirety by the copies of the agreements, and amendments to such agreements, relating thereto previously filed by the Company.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the consummation of the Purchase Transaction, the Company issued an aggregate of 100 shares of Preferred Stock to Qualmax, which shares have voting rights as a single class with the Common Stock and shall be convertible into 298,673,634 shares of Common Stock in accordance with the agreement governing the Purchase Transaction and the Certificate of Designation governing the terms of such Preferred Stock (the “Certificate of Designation”). Such shares of Preferred Stock were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act.

Item 4.01. Changes in Registrant’s Certifying Accountant.

In connection with the consummation of the Purchase Transaction, the Company has engaged a new independent accountant, Berenfeld, Spritzer, Shechter & Sheer, CPAs, effective September 15, 2006. The Company will continue to engage the Company’s current independent accountant, Salberg & Company, P.A., for the limited purpose of preparing the Company’s Form 10-QSB for the fiscal quarter ended August 31, 2006.

Item 5.01. Changes in Control of Registrant.

As a result of the consummation of the Purchase Transaction, Qualmax holds approximately 86% of the voting power of the Company and the former stockholders of the Company hold approximately 14% of the voting power of the Company, and the operations of Qualmax are now the operations of the Company. In addition, the two former directors of the Company, Dr. Passen and Mark Weber, resigned at closing and were replaced with three designees of Qualmax and one designee of Dr. Passen. The former officers of the Company, namely Dr. Passen, David Rudden and Mark Weber, also resigned at closing and were replaced with officers designated by Qualmax. As a result of the foregoing, Qualmax has significant control over the Company.

In connection with the Purchase Transaction, Qualmax and certain stockholders of the Company owned or controlled by Dr. Passen entered into a voting agreement (the “Voting Agreement”), pursuant to which they agreed, among other things, to vote their shares of the Company in favor of Qualmax’s and Dr. Passen’s designees to the Board of Directors of the Company through the 2009 annual meeting of stockholders of the Company.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Simultaneously with the consummation of the Purchase Transaction, Dr. Passen and Mark Weber resigned as directors of the Company, and Dr. Passen, David Rudden and Mark Weber resigned as officers of the Company. The following table sets forth the names and ages of the new officers and directors of the Company effective September 15, 2006:

Name	Age	Positions
M. David Kamrat	56	Chairman of the Board and Chief Executive Officer
Noah R. Kamrat	35	President and Director
Ian T. Richardson	41	Vice President and Chief Financial Officer
Jacob M. Schorr	62	Director
Duy Tran	31	Vice President, Secretary and Director

The following information is furnished for each of the new officers and directors of the Company:

Name	Primary Occupation and Other Directorships
M. David Kamrat	M. David Kamrat has been Qualmax’s Chief Executive Officer and Chairman of the Board since he founded Qualmax in 2001. From 1999 to 2001, Mr. Kamrat operated a telecom consulting business called Mind Opening Corporation. Prior to that, Mr. Kamrat worked as a sales executive with MCI, Inc. Prior to working with MCI, Mr. Kamrat had a successful career in construction and land development. M. Kamrat is the father of Noah Kamrat.

Name	Primary Occupation and Other Directorships
Noah R. Kamrat	Noah Kamrat has served as Qualmax’s President, Chief Operating Officer, and one of its Directors since 2002. From 1998 to 2002, Mr. Kamrat was the President of Synergyx Communications Group, an IP consulting and technology reseller. In 1998, Mr. Kamrat was Director of National Accounts for Frontier Communications (Global). Mr. Kamrat was a sales consultant specializing in long distance and Internet services for MCI from 1994 to 1997. Noah Kamrat is the son of M. David Kamrat.

Jacob M. Schorr	Jacob Schorr, Ph.D. retired in July 2006 as Chairman and Chief Executive Officer of Spirit Airlines, Inc. Dr. Schorr served as CEO of Spirit beginning in April 2000 and became Chairman in February 2004. From 1997 until 2000, he served as Spirit’s Chief Information Officer. From 1977 until 1994, Dr. Schorr served in various management capacities at Maryland Medical Laboratory, and he served as Vice President of Corning Clinical Laboratories from 1994 to 1996.

Ian T. Richardson	Ian Richardson joined Qualmax as General Counsel effective May 2006, and has served as Qualmax’s Chief Financial Officer and Vice President since August 2006. Mr. Richardson has acted as Qualmax’s primary corporate counsel since 2003. Prior to joining Qualmax, Mr. Richardson was a partner with the Eugene, Oregon based law firm of Gleaves Swearingen Potter & Scott, LLP, and, since 1997, maintained a practice serving information technology companies in Oregon.

Duy Tran	Duy Tran is Qualmax’s Vice President and Secretary heading up the iNode division. Mr. Tran joined iNode in February of 2005 in connection with iNode’s acquisition of the assets of Microstar Telecommunications Corp. Prior to joining iNode, Mr. Tran founded Ypsilon Computer Handels GmbH & Co. in 1994, a dedicated reseller of high-powered personal computers in the German market.

Item 7.01. Regulation FD Disclosure.

On September 18, 2006, the Company and Qualmax issued a joint press release describing the consummation of the Purchase Transaction and the Sale Transaction. A copy of such press release is attached as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed not later than November 25, 2006, 71 calendar days after the date that this Report is required to be filed with the U.S. Securities and Exchange Commission.

(b)	Pro Form Financial Information.

The pro forma financial statements required by this item will be filed not later than November 25, 2006, 71 calendar days after the date that this Report is required to be filed with the U.S. Securities and Exchange Commission.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW WORLD BRANDS, INC.

Date: September 21, 2006	By:	/s/ M. David Kamrat
	Name:	M. David Kamrat
	Title:	Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated September 18, 2006.